UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2010
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 2.01 Completion of Acquisition of Disposition of Assets.
     As previously disclosed, on November 24, 2010, Oasis Petroleum North America LLC, a subsidiary of Oasis Petroleum Inc. (the “Company”), entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Luff Exploration Company, a Colorado corporation, and certain other parties (collectively, the “Sellers”) to acquire (the “Acquisition”) certain interests in oil and gas leases, properties and related assets located in Richland County, Montana. On December 10, 2010, the Company completed the Acquisition for aggregate consideration of approximately $30 million. The consideration consisted of approximately $26.5 million of cash and $3.5 million of certain oil and natural gas assets. The cash consideration used in the Acquisition was funded through available cash balances.
Item 7.01 Regulation FD Disclosure.
     On December 15, 2010, the Company issued a press release announcing the closing of the Acquisition and updating guidance for 2010 and 2011. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, dated July 24, 2010, by and among Oasis Petroleum North America LLC, Luff Exploration Company and the other parties thereto.

99.1	Press Release dated December 15, 2010.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OASIS PETROLEUM INC.
Date: December 16, 2010	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, dated July 24, 2010, by and among Oasis Petroleum North America LLC, Luff Exploration Company and the other parties thereto.

99.1	Press Release dated December 15, 2010.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.